IntelGenx announces submission of ANDA for Buprenorphine/Naloxone Sublingual Film Product for the Treatment of Opiate Addiction

SAINT LAURENT, QUEBEC, July 22, 2013 - IntelGenx Corp. (TSX-V: IGX) (OTCQX: IGXT) (“IntelGenx” or the “Company”), a Canadian drug delivery company focusing on oral drug delivery, today announced that an Abbreviated New Drug Application (“ANDA”) has been submitted to the U.S. Food and Drug Administration (“FDA”) for approval of a generic formulation of buprenorphine and naloxone Sublingual Film, indicated for maintenance treatment of opioid dependence. The ANDA was filed by IntelGenx’ U.S. based co-development and commercialization partner for this product. The reference listed drug is Suboxone® (buprenorphine and naloxone) Sublingual Film.

“We are very excited with this ANDA filing as we believe that this product represents the most significant milestone in the history of our company to date,” commented Dr. Horst Zerbe, IntelGenx’ President and CEO. “We are very proud of our achievements in completing full development, testing and filing of the product within such a short amount of time following the execution of the development and commercialization agreement with our co-development partner.”

According to IMS Health, U.S. retail sales of Suboxone® Sublingual Film were approximately $1.5 billion in 2012.

In accordance with confidentiality clauses contained in the co-development and commercialization agreement, the specifics of the product description and financial terms remain confidential. IntelGenx will receive a share of the profits of commercialization, in addition to upfront and milestone payments.

About Suboxone®

The FDA approved Suboxone® in October of 2002 for use in the treatment of opioid addiction. Suboxone® is a registered trademark of and manufactured by Reckitt Benckiser Pharmaceuticals. Suboxone® is composed of the two active ingredients: buprenorphine and naloxone.

Naloxone is used to block the effect of opioids. Buprenorphine is a partial opioid agonist that stimulates opioid receptors but does not produce the same effects as an opioid. In other words it does not produce a euphoric "high" effect. The combination of these two actives has been shown to be efficacious in managing the treatment of opioid addiction. Suboxone® is most often taken sublingually (dissolved under the tongue). Taken properly it can reduce opioid use, help patients to be successfully managed in an addiction rehabilitation program, and depress the symptoms of opioid withdrawal. Suboxone® is the most commonly prescribed medication that is administered to patients during the maintenance phase of treatment. Unlike methadone, Suboxone® has a lower potential for overdose and abuse. This enables Certified Doctors, in certain circumstances, to prescribe take home supplies of Suboxone®.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx’ development pipeline includes products for the treatment of severe depression, hypertension, erectile dysfunction, benign prostatic hyperplasia, migraine, insomnia, idiopathic pulmonary fibrosis, allergies and pain management. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

CONTACT:
Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com